Exhibit (c)(2)

Project Number
PRELIMINARY MATERIALS PREPARED FOR DISCUSSION
JULY 2011
CONFIDENTIAL

Disclaimer
PROJECT NUMBER
CONFIDENTIAL
The information herein has been prepared by Lazard based upon information supplied by Number (the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the
Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the
Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not be deemed to have provided any tax, accounting, actuarial, legal or other specialist advice.

Table of Contents
PROJECT NUMBER
CONFIDENTIAL
I EXECUTIVE SUMMARY	2
II FINANCIAL SUMMARY	4
III SUMMARY OF PRELIMINARY VALUATION ANALYSES	9
A Preliminary Public Trading Analysis	10
B Preliminary Selected Precedent Transactions Analysis	11
C Preliminary Discounted Cash Flow Analysis	12
IV PRELIMINARY RECAPITALIZATION ANALYSIS	14
APPENDIX

I Executive Summary
PROJECT NUMBER

Executive Summary
I EXECUTIVE SUMMARY
PROJECT NUMBER

■ On March 10/11, 2011, members of the Schiffer/Gold family (the “Family”) and Leonard Green & Partners, L.P. (“LGP”)
 sent to the Company’s Board of Directors (“Board”) and publicly disclosed a proposal to acquire Number in a “going-
 private” transaction for $19.09 per share in cash
 ■ The letter also stated that members of the Family are prepared to contribute a substantial portion of their existing Number stock ownership and expect to increase their pro forma percentage ownership of Number as part of the proposed transaction and that it has not made any commitment of exclusivity with LGP relating to a transaction
■ In response, the Board formed a special committee of independent directors (the “Special Committee”) to consider the proposal by the Family and LGP and to consider other proposals and strategic alternatives which might be available to
 Number
■ The Special Committee hired Morrison & Foerster LLP (“MoFo”) and Lazard Frères & Co. LLC (“Lazard”) to act as its
 legal counsel and financial advisor, respectively
■ On April 11, 2011, Number publicly disclosed the composition of the Special Committee and the names of its legal counsel and financial advisor
■ Beginning in May 2011, at the instruction of the Special Committee, Lazard commenced a targeted marketing process to gauge potential interest in Number
 ■ In total, Lazard contacted over 50 counterparties (33 strategics and 18 financial sponsors)
■ By mid June 2011, six parties had executed the NDA and received a confidential information memorandum
 ■ Three of these parties have not proceeded

Executive Summary (cont’d)
I EXECUTIVE SUMMARY
PROJECT NUMBER

■ On June 17, 2011, process letters were sent to the remaining three potential bidders requesting non-binding proposals by
 June 29
 ■ Each of these three parties attended a chaperoned management presentation
 ■ These parties also received access to the online data room, participated in chaperoned meetings with members of the Family and took a store tour
■ Two of the three parties submitted non-binding proposals
 ■ On June 29, Bidder B submitted a proposal to acquire the Company for $20.09 per share; though the proposal did not require the
 Family’s ongoing participation, Bidder B has subsequently communicated a preference to have the Family involved in some fashion
 ■ On June 30, Bidder C submitted a proposal to acquire the Company for $21.50 per share; the proposal is conditioned upon the
 Family’s ongoing participation
■ On July 13, 2011, LGP signed a revised NDA and subsequently was supplied with a confidential information memorandum and online data room access
 ■ LGP publicly disclosed the revised NDA on July 14, 2011
 ■ LGP also attended a chaperoned management presentation
■ On July 20, 2011, Bidder D signed a NDA
 ■ Bidder D was given a copy of the confidential information memorandum, but was not given access to the online data room
 ■ Bidder D also attended a chaperoned management presentation, was given a store tour and attended a chaperoned meeting with the
 Family

II Financial Summary
PROJECT NUMBER

Fiscal Year Ended March,						
	2011A	LTM 7/2/11A	2012P	2013P	2014P	2015P	CAGR 2011A-2015P
Income statement							
Sales	$1,423.9	$1,445.7	$1,477.7	$1,635.4	$1,832.2	$2,070.6	*9.8%*
growth %	*5.1%*	*5.6%*	*3.8%*	*10.7%*	*12.0%*	*13.0%*	
Adjusted EBITDA (1)	$148.0	$151.2	$154.7	$179.6	$207.2	$241.5	*13.0%*
margin %	*10.4%*	*10.5%*	*10.5%*	*11.0%*	*11.3%*	*11.7%*	
EBITDA	$145.1	$148.5	$152.7	$177.8	$205.2	$239.1	*13.3%*
Income before taxes (IBT)	$118.2	$121.0	$124.5	$149.9	$174.9	$204.8	*14.7%*
margin %	*8.3%*	*8.4%*	*8.4%*	*9.2%*	*9.5%*	*9.9%*	
EPS	$1.05	$1.07	$1.09	$1.31	$1.52	$1.77	*14.0%*
growth %	*20.3%*	*10.7%*	*4.2%*	*19.9%*	*16.1%*	*16.5%*	
FD shares	71.0	71.4	71.3	71.7	72.0	72.4	
Balance sheet							
Net cash and short term equivalents (2)	$201.7	$211.8	$245.1	$256.1	$289.7	$322.3	
Free cash flow							
EBITDA	$148.0		$154.7	$179.6	$207.2	$241.5	
less: taxes	(37.7)		(46.7)	(56.2)	(65.6)	(76.8)	
less: capital expenditures	(60.9)		(67.6)	(100.0)	(90.5)	(109.5)	
less: change in working capital	(37.5)		2.7	(14.2)	(19.2)	(24.3)	
less: other(3)	13.5		(0.7)	(0.8)	(1.3)	(1.6)	
plus: interest income	0.8		1.0	2.6	2.9	3.2	
Free cash flow	$26.1		$43.4	$11.0	$33.6	$32.6	*5.7%*
growth %			*66%*	*(74.6%)*	*204.7%*	*(3.1%)*	
Operating information							
Stores at period end	285	285	302	337	380	429	*10.8%*
New stores (net)	10	0	17	35	43	49	
SSS %(4)	0.7%	5.9% (5)	2.6%	1.0%	1.0%	1.0%	

LAZARD

Summary of Projections
($ in millions, except per share data)
PROJECT NUMBER

Source: Company provided projections and filings.
Note:  Income statement figures exclude proposed buyout expenses.
(1) Adjusted EBITDA is defined as EBITDA excluding stock compensation expense.
(2) Excludes long-term investments in marketable securities. As of April 2, 2011 and July 2, 2011, Number had $11.2 million and $10.0 million of long-term investments in marketable securities, respectively.
(3) In FY2011A, “other” includes cash flow items from operating, investing and financing activities that do not relate to taxes, capital expenditures, working capital or interest income; excludes change in short-term investments. In projection years, “other” represents changes in deposits and other long-term assets.
(4) Excludes products sold greater than 99.99¢.
(5) Represents fiscal year YTD data.
II FINANCIAL SUMMARY

Three Months Ended,				
	7/2/11A	7/2/11P	Δ%	6/26/10A	Δ%
Sales	$368.3	$365.5	+0.8%	$346.5	+6.3%
Adjusted EBITDA	$37.3	$37.7	(1.1%)	$34.1	+9.4%
% margin	*10.1%*	*10.3%*		*9.8%*	
EBITDA	$36.6	$37.1	(1.2%)	$33.2	+10.3%
IBT	$29.8	$30.3	(1.5%)	$27.1	+10.1%
% margin	*8.1%*	*8.3%*		*7.8%*	
EPS	$0.26	$0.27	(1.5%)	$0.24	+10.5%
SSS%	5.9%	-	-	2.7%	-

LAZARD

Summary of Recent Performance
($ in millions)
PROJECT NUMBER

Source: Company provided projections and data and public filings.
Note: Figures exclude proposed buyout expenses.
Note: Data for 7/2/11A is sourced from the Company’s preliminary June report. Data for 7/2/11P is sourced from the Company’s 4-year strategic model. Data for 6/26/10A is sourced from Company reports and public filings.
II FINANCIAL SUMMARY

Number Historical Stock Price Performance

$25
$20
$15
$10
$5
$0
$6.41
$20.30
Jul-08
Mar-09
Oct-09
May-10
Dec-10
Jul-11

LAZARD

PROJECT NUMBER

Source: Capital IQ.
II FINANCIAL SUMMARY

Per share purchase price		3/10/2011 *close* $16.68	3/11/2011 *LGP offer* $19.09	7/22/2011 *close* $20.30	$21.00	$22.00	$23.00	$24.00	$25.00
Premium/(discount) to:									
LGP offer (3/11/11)	*$19.09*	*(12.6%)*	*0.0%*	*6.3%*	*10.0%*	*15.2%*	*20.5%*	*25.7%*	*31.0%*
52-week high as of (3/10/11)	*$19.07*	*(12.5%)*	*0.1%*	*6.4%*	*10.1%*	*15.4%*	*20.6%*	*25.9%*	*31.1%*
1-day prior to offer (3/10/11)	*$16.68*	*0.0%*	*14.4%*	*21.7%*	*25.9%*	*31.9%*	*37.9%*	*43.9%*	*49.9%*
1-week trailing average trading price before offer	*$16.47*	*1.3%*	*15.9%*	*23.3%*	*27.5%*	*33.6%*	*39.6%*	*45.7%*	*51.8%*
1-month trailing average trading price before offer	*$16.52*	*1.0%*	*15.5%*	*22.9%*	*27.1%*	*33.2%*	*39.2%*	*45.3%*	*51.3%*
Fully-diluted shares outstanding		71.4	71.5	71.6	71.6	71.7	71.7	71.8	71.8
Equity value		**$1,191**	**$1,365**	**$1,453**	**$1,504**	**$1,577**	**$1,650**	**$1,723**	**$1,796**
Less: total cash as of 7/2/11 [1]		(222)	(222)	(222)	(222)	(222)	(222)	(222)	(222)
Enterprise value		**$969**	**$1,143**	**$1,231**	**$1,282**	**$1,355**	**$1,428**	**$1,501**	**$1,574**
Enterprise value / LTM (7/2/11) sales ($1,445.7)		**0.7x**	**0.8x**	**0.9x**	**0.9x**	**0.9x**	**1.0x**	**1.0x**	**1.1x**
Enterprise value / LTM (7/2/11) EBITDA ($148.5)		**6.5x**	**7.7x**	**8.3x**	**8.6x**	**9.1x**	**9.6x**	**10.1x**	**10.6x**
Enterprise value / CY2011 EBITDA ($150.9)		**6.4x**	**7.6x**	**8.2x**	**8.5x**	**9.0x**	**9.5x**	**9.9x**	**10.4x**
Enterprise value / CY2012 EBITDA ($172.1)		**5.6x**	**6.6x**	**7.2x**	**7.4x**	**7.9x**	**8.3x**	**8.7x**	**9.1x**
Equity value / book value (7/2/11) ($701.9) [2]		**1.7x**	**1.9x**	**2.1x**	**2.1x**	**2.2x**	**2.4x**	**2.5x**	**2.6x**
Price / CY2011E EPS ($1.09)		**15.3x**	**17.5x**	**18.6x**	**19.3x**	**20.2x**	**21.1x**	**22.0x**	**23.0x**
Price / CY2012E EPS ($1.27)		**13.2x**	**15.1x**	**16.0x**	**16.6x**	**17.3x**	**18.1x**	**18.9x**	**19.7x**
PEG (CY2011E) [3]		**1.1x**	**1.3x**	**1.3x**	**1.4x**	**1.4x**	**1.5x**	**1.6x**	**1.6x**

LAZARD

Analysis At Various Prices
($ in millions, except per share data)
PROJECT NUMBER

II FINANCIAL SUMMARY
Source: Based on Company projections and data and public filings.
Note:  Fully diluted shares based upon the treasury stock method.
Note: Income statement figures exclude proposed buyout expenses.
(1)  Includes $10.0 million of long-term investments in marketable securities.
(2)  Preliminary book equity value provided by Company.
(3)  The long-term EPS growth rate used is 14% per Bloomberg.

SALES	■ 2.7% and 1.8% same store sales growth in FY2012 for core markets and Texas, respectively ■ 1% annual same store sales growth (excluding items over 99.99¢) for all regions thereafter ■ 144 total new stores over the next four years ■ $4.0 million of annual net sales per new store for core markets ($3.5 million for Texas) ■ 80 million units over 99.99¢ sold over the next four years ■ $3.99 price per unit in FY2012; $2.99 price per unit thereafter
OPERATING EXPENSES	■ Total product costs increase from 56.4% of sales in FY2011 to 57.3% in FY2015 ■ Distribution costs decrease from 4.9% of sales in FY2011 to 4.7% in FY2015 ■ Retail operating costs decrease from 22.5% in FY2011 to 20.8% in FY2015 ■ Corporate G&A decreases from 3.4% of sales in FY2011 to 2.9% in FY2015 ■ Consolidated Adjusted EBITDA margin increases from 10.4% in FY2011 to 11.7% in FY2015
CAPITAL EXPENDITURES	■ 43 of 144 new stores will be purchased ■ $3 million per store for real estate and building costs and $280,000 in initial FF&E ($148 million total cost) ■ 101 of 144 new stores will be leased ■ $750,000 in leasehold improvements and $280,000 in initial FF&E per store ($106 million total cost) ■ $57 million to further optimize distribution infrastructure ■ Purchase of an additional cold facility for $20 million in FY2013 and disposal of Sheila Street cold facility for $8 million in FY2014 ■ $36 million to begin construction of a new $66 million distribution facility ■ $43 million for information technology

LAZARD

Summary of Key Assumptions
II FINANCIAL SUMMARY
PROJECT NUMBER

Management’s four year projections, which were approved by the Special Committee on May 16th, 2011, are driven by the following key assumptions.
Source: Company Management.

III Summary of Preliminary Valuation Analyses
PROJECT NUMBER

Public trading analysis
LTM EBITDA (7/2/11)
$17.66
$20.73
CY2011P EBITDA
$16.85
$19.97
CY2012P EBITDA
$17.57
$21.12
CY2011P P/E
$15.24
$18.51
CY2012P P/E
$15.22
$19.02
Selected precedent transactions analysis
$19.71
$23.78
DCF analysis
$19.89
$24.59
52-week range(1)
$14.32
$20.75
$12.50
$15.00
$17.50
$20.00
$22.50
$25.00
$27.50

LAZARD

■ 7.0x - 8.5x LTM (7/2/11) EBITDA of $148.5 million
■ 6.5x - 8.0x CY2011P EBITDA of $150.9 million
■ 6.0x - 7.5x CY2012P EBITDA of $172.1 million
■ 14.0x - 17.0x CY2011P EPS of $1.09
■ 12.0x - 15.0x CY2012P EPS of $1.27
■ 8.0x - 10.0x LTM (7/2/11) EBITDA of $148.5 million
■ Terminal multiple of 7.0x - 8.5x LTM EBITDA of $239.1M as of 3/31/15 ■ WACC of 9.0% - 11.0%
■ 52-week trading range as of 7/22/11
Summary Of Preliminary Valuation Analyses
PROJECT NUMBER

III SUMMARY OF PRELIMINARY VALUATION ANALYSES
Note: Assumes $221.8 million of net cash, including 10.0 million of long-term investments in marketable securities, as of 7/2/11. Assumes 70.9 million basic shares including PSUs and RSUs outstanding plus the dilutive effect of options.
(1)  Not a valuation methodology - illustrative only.
LGP
offer
price: $19.09
Pre-
announcement
price: $16.68
Current
price:
$20.30
METHODOLOGY
IMPLIED EQUITY VALUE PER SHARE AS OF [DATE]
KEY ASSUMPTIONS

A Preliminary Public Trading Analysis
PROJECT NUMBER

Company		Stock Price 7/22/2011	% of 52-week high	Equity Value	Enterprise Value	EV/ LTM Sales	EV / EBITDA LTM	EV / EBITDA CY11P	EV / EBITDA CY12P	P/E CY11P	P/E CY12P	Equity Value to Book Value	LTM EBITDA Margin	LTM to '12P EBITDA Growth	PEG CY11P	Net Debt/ EBITDA
Discount/Off-Price Retailers																
Dollar General		$33.20	94.6%	$11,603	$14,257	1.1x	8.9x	7.9x	7.3x	14.8x	12.9x	2.7x	11.9%	23.3%	0.9x	1.7x
Dollar Tree		$68.76	97.5%	8,558	8,314	1.4	9.8	9.1	8.2	17.7	15.6	5.8	14.0%	18.6%	1.2	(0.3)
Family Dollar	(1)	$54.14	95.1%	6,587	6,671	0.8	8.3	8.0	7.3	16.7	14.5	5.6	9.6%	13.5%	1.1	0.1
Big Lots	(2)	$35.93	80.9%	2,734	2,429	0.5	5.7	5.5	5.0	12.4	10.9	2.7	8.7%	12.7%	1.0	(0.7)
Dollarama		CAD 32.58	97.7%	2,591	2,923	1.9	11.3	10.4	9.3	16.2	14.2	3.3	16.9%	21.9%	0.9	1.3
Fred's		$13.98	94.8%	553	504	0.3	6.4	6.0	5.3	16.3	14.0	1.3	4.2%	19.8%	1.4	(0.6)
		Median	95.0%	$4,661	$4,797	0.9x	8.6x	7.9x	7.3x	16.2x	14.1x	3.0x	10.7%	19.2%	1.1x	(0.1x)
		Mean	93.4%	$5,438	$5,849	1.0x	8.4x	7.8x	7.1x	15.7x	13.7x	3.6x	10.9%	18.3%	1.1x	0.2x
Number (7/22/11)	(3)	$20.30	97.8%	$1,455	$1,243	0.9x	8.6x	8.0x	7.2x	18.1x	16.3x	2.1x	10.2%	19.1%	1.3x	(1.5x)
Number (LGP offer 3/11/11)	(3)	$19.09	100.0%	$1,354	$1,138	0.8x	8.2x	7.3x	6.6x	16.8x	14.6x	2.0x	10.0%	24.2%	1.2x	(1.6x)
Number (unaffected 3/10/11)	(3)	$16.68	87.5%	$1,180	$964	0.7x	6.9x	6.2x	5.6x	14.7x	12.7x	1.8x	10.0%	24.2%	1.0x	(1.6x)

LAZARD

Preliminary Public Trading Analysis
($ in millions, except per share data)
PROJECT NUMBER

A PRELIMINARY PUBLIC TRADING ANALYSIS
Source: Company filings, Factset, Capital IQ, Bloomberg and publicly available information.
(1)     Represents Family Dollar’s current share price. On 2/15/11 (after market close), Nelson Peltz made an unsolicited offer to acquire the company for $55 to $60 per share. This offer was subsequently rejected by the Board on March 3rd, 2011. Family Dollar’s unaffected EV/EBITDA multiples for LTM, CY11P, and CY12P were 7.2x, 6.6x, and 6.1x, respectively, as of 2/15/11.
           Enterprise value includes $107 million of long-term investment securities.
(2)  According to news reports, after several months of exploring strategic options Big Lots abandoned plans to sell itself on May 19th, 2011.
(3)  Data uses publicly available information and IBES estimates as of that date.

B Preliminary Selected Precedent Transactions Analysis
PROJECT NUMBER

EV / LTM EBITDA
9.9x
10.5x
11.0x
15.1x
6.6x
7.6x
8.5x
9.0x
7.7x
8.5x
7.5x
9.7x
7.0x
Bain/ Dollarama
Apollo/ Smart & Final
KKR/ Dollar General
Walgreens/ Duane Reade
Apollo/ CKE
Oak Hill/ Dave & Busters
Kelso/ Logan's Roadhouse
3G Capital/ Burger King
Bain/ Gymboree
TPG/LGP J. Crew
LGP/ Jo-Ann Stores
Peltz/ Family Dollar
LGP/CVC BJ's Wholesale

LAZARD

Preliminary Selected Precedent Transactions
($ in millions)
PROJECT NUMBER

Source: Company filings, Wall Street research, SDC, Capital IQ and Factset.
Note: Transactions since January 1st, 2009 represent selected control acquisitions of U.S. based retail corporations with transaction values greater than $500 million; excludes distressed and e-commerce transactions.
(1)  Only includes selected transactions since January 1st, 2009. Excludes the proposed Peltz/Family Dollar transaction.
(2)  Represents the midpoint of the $55 to $60 unsolicited offer price per share range by Nelson Peltz on February 15th, 2011. This offer was subsequently rejected by the Board on March 3rd, 2011.
Date Announced	11/04	2/07	3/07	2/10	4/10	5/10	8/10	9/10	10/10	11/10	12/10	2/11	6/11
Enterprise Value	$1,033	$822	$7,021	$1,075	$1,027	$570	$577	$4,027	$1,656	$2,683	$1,577	$7,361	$2,700
EV/LTM Sales	1.6x	0.4x	0.8x	0.6x	0.7x	1.1x	1.0x	1.6x	1.6x	1.6x	0.8x	0.9x	0.2x
LTM EBITDA Margin	16.4%	3.7%	7.0%	3.9%	10.9%	14.2%	12.1%	17.8%	20.7%	18.3%	10.2%	9.5%	3.5%
B PRELIMINARY SELECTED PRECEDENT TRANSACTIONS ANALYSIS
Mean(1):   8.6x
Median(1):   7.7x
(2)

C Preliminary Discounted Cash Flow Analysis
PROJECT NUMBER

Fiscal Year Ended March,							CAGR
	2010A	2011A	1Q12A	2Q - 4Q12P	2013P	2014P	2015P	FY11A - FY15P
Sales	**$1,355**	**$1,424**	**$368**	**$1,112**	**$1,635**	**$1,832**	**$2,071**	9.8%
% growth		*5.1%*			*10.5%*	*12.0%*	*13.0%*	
EBITDA	**$121**	**$145**	**$37**	**$116**	**$178**	**$205**	**$239**	13.3%
Depreciation & amortization				(22)	(30)	(33)	(38)	
EBIT		$118		$93	$147	$172	$202	
Taxes @ 37.5%				(35)	(55)	(65)	(76)	
Unlevered net income				$58	$92	$108	$126	
Depreciation & amortization				22	30	33	38	
Stock based compensation				1	2	2	2	
Increase in working capital and other[1]				(12)	(15)	(20)	(26)	
Capital expenditures				(53)	(100)	(90)	(110)	
Unlevered free cash flow				**$16**	**$9**	**$32**	**$31**	

LAZARD

Unlevered Free Cash Flow
($ in millions)
C PRELIMINARY DISCOUNTED CASH FLOW ANALYSIS
PROJECT NUMBER

Source: Company provided estimates.
(1)  Other includes change in deposits and other long-term assets.

WACC	PV of 9 Mo. FY12 - FY15 Cash Flow	PV of Terminal Value Given LTM EBITDA Exit Multiple of 7.0x	7.75x	8.5x	Total Implied Enterprise Value Given LTM EBITDA Exit Multiple of 7.0x	7.75x	8.5x
9.0%	$73	$1,212	$1,341	$1,471	$1,284	$1,414	$1,544
10.0%	71	1,171	1,296	1,422	1,242	1,368	1,493
11.0%	70	1,132	1,253	1,374	1,202	1,323	1,444

WACC	Equity Value[1] Given LTM EBITDA Exit Multiple of 7.0x	7.75x	8.5x	Implied Share Price[2] Given LTM EBITDA Exit Multiple of 7.0x	7.75x	8.5x
9.0%	$1,506	$1,636	$1,766	$21.03	$22.81	$24.59
10.0%	1,464	1,589	1,715	20.45	22.17	23.89
11.0%	1,424	1,545	1,666	19.89	21.56	23.22

WACC	Terminal Value as % of Total Enterprise Value Given Exit Multiple of 7.0x	7.75x	8.5x
9.0%	94.3%	94.9%	95.3%
10.0%	94.3%	94.8%	95.2%
11.0%	94.2%	94.7%	95.2%

LAZARD

Preliminary Discounted Cash Flow Analysis
($ in millions, except per share data)
C PRELIMINARY DISCOUNTED CASH FLOW ANALYSIS
PROJECT NUMBER

Note: Cash flows discounted using mid-period convention.
(1)  Includes expected cash balance of $221.8 million, including $10.0 million of long-term investments in marketable securities, as of July 2nd, 2011.
(2)  Assumes 70.9 million basic shares including PSUs and RSUs outstanding plus the dilutive effect of options.

IV Preliminary Recapitalization Analysis
PROJECT NUMBER

Key Assumptions	
LTM (7/2/11) Adjusted EBITDA	$151.2
LTM (7/2/11) rent expense	56.5
LTM (7/2/11) EBITDAR	$207.7
Debt	$0.0
Capitalized operating leases (8.0x rent expense)	452.1
Cash and equivalents (7/2/11)	(221.8)
Adjusted net debt	$230.3
Adjusted net debt / LTM (7/2/11) EBITDAR	1.1x
Estimated minimum required cash[(1)]	$40.0
Estimated excess cash	$181.8
Basic shares outstanding [(2)]	70.4

Return of Potential Capital at Various Leverage Levels			
Debt / LTM (7/2/11) Adjusted EBITDA	**2.5x**	**3.5x**	**4.5x**
Total debt capacity	$378.0	$529.2	$680.4
Plus: estimated excess cash	181.8	181.8	181.8
Less: estimated fees	(15.0)	(20.0)	(25.0)
Total potential return of capital	**$544.8**	**$691.0**	**$837.2**
Per share	***$7.74***	***$9.81***	***$11.89***
Memo: implied adjusted net debt / LTM (7/2/11) EBITDAR	*3.8x*	*4.5x*	*5.3x*

LAZARD

Potential Return of Capital
($ in millions, except per share data)
PROJECT NUMBER

Source: Company projections.
(1) Based on 285 stores and projected to increase along with store growth.
(2) Basic shares outstanding excludes RSUs and PSUs.
IV PRELIMINARY RECAPITALIZATION ANALYSIS

Debt / LTM (7/2/11) Adjusted EBITDA ($151.2 million)		2.5x	3.5x	4.5x
Potential dividend		**$544.8**	**$691.0**	**$837.2**
Potential dividend per share		***$7.74***	***$9.81***	***$11.89***
CY2012P EPS (IBES)		$1.25	$1.25	$1.25
Fully diluted shares outstanding [1]		71.6	71.6	71.6
CY2012P net income (IBES)		$89.5	$89.5	$89.5
Incremental after-tax interest [2]		(14.3)	(21.8)	(31.3)
Foregone after-tax interest income [3]		(1.4)	(1.4)	(1.4)
Pro forma CY2012P net income		$73.8	$66.3	$56.8
Pro forma CY2012 EPS		**$1.03**	**$0.93**	**$0.79**
Accretion/(dilution)		***(17.5%)***	***(25.9%)***	***(36.6%)***
Implied share price given CY2012 P/E of	12.0x	$12.37	$11.11	$9.52
	13.5x	13.91	12.50	10.71
	15.0x	15.46	13.89	11.89
Value of dividend + residual equity	12.0x	$20.10	$20.92	$21.40
	13.5x	21.65	22.31	22.59
	15.0x	23.19	23.70	23.78
Implied share price given CY2012 EBITDA [4] multiple of	6.0x	$9.73	$7.61	$5.50
	6.75x	11.52	9.40	7.29
	7.5x	13.30	11.18	9.07
Value of dividend + residual equity	6.0x	$17.46	$17.42	$17.39
	6.75x	19.25	19.21	19.18
	7.5x	21.03	20.99	20.96

LAZARD

PROJECT NUMBER

IV PRELIMINARY RECAPITALIZATION ANALYSIS
Illustrative Pro Forma Dividend Analysis
($ in millions, except per share data)
Source: Company provided data and Factset.
Note:  Assumes options exercise prices are reset at the exercise price less the dividend amount.
(1) Fully diluted shares based on current stock price as of $20.30 as of 7/22/11.
(2) At 2.5x leverage, assumes interest expense of L + 450 for term loan; at 3.5x leverage, assumes L + 500 for term loan; at 4.5x leverage, assumes L + 500 for 3.5x of term loan and 10% for 1.0x of senior debt. LIBOR floor of 1.50% in all cases and tax rate of 37.5%.
(3) Represents status quo CY2012 after-tax interest income as projected in the Company’s 4-year strategic model; assumes a tax rate of 37.5%.
(4) CY2012 EBITDA of $173 million (IBES) as of July 20th, 2011.

Appendix
PROJECT NUMBER

WACC Methodology and Critical Assumptions
APPENDIX
PROJECT NUMBER
VARIABLE	ASSUMPTIONS

Risk Free Rate	■ 2.99% ■ 10-year U.S. Treasury yield as of 7/22/2011
Beta	■ Median levered and unlevered beta of 0.84 and 0.80, respectively (as of June 30, 2011) ■ Based on BARRA predictive betas for identified reference group
Market Risk Premium	■ 6.7% ■ Based on simple difference of historical arithmetic mean returns from 1926 - 2011
Equity Size Premium	■ 1.82% ■ Per 2011 Ibbotson SBBI Valuation Yearbook for companies with a market capitalization between $1.2bn - $1.8bn
Pre-Tax Cost of Debt	■ Range from 4.0% to 8.0% ■ Based on analysis of yields and leverage levels of selected reference companies
Effective Tax Rate	■ 37.5% ■ Based on management projections
Debt/Capitalization	■ Reflects median debt/capitalization range for selected reference companies over the past 10 years

Company		Stock Price 7/22/2011	Equity Value	Net Debt	Total Capital	Net Debt/ Total Cap.	Net Debt/ Equity Value	Levered β[2]	Unlevered β[3]	Marginal Tax Rate[4]
Dollar General		$33.20	$11,603	$2,654	$14,257	18.6%	22.9%	0.92	0.81	37.7%
Dollar Tree		68.76	8,558	(244)	8,314	(2.9%)	(2.8%)	0.80	0.80	38.4%
Family Dollar	[1]	54.14	6,587	83	6,671	1.2%	1.3%	0.76	0.76	37.8%
Big Lots		35.93	2,734	(306)	2,429	(12.6%)	(11.2%)	1.15	1.15	38.1%
Dollarama		34.29	2,591	332	2,923	11.4%	12.8%	0.69	0.64	31.0%
Fred's		13.98	553	(49)	504	(9.8%)	(8.9%)	0.88	0.88	35.8%
					Mean	1.0%	2.3%	0.87	0.84	36.5%
					Median	(0.8%)	(0.8%)	0.84	0.80	37.8%
Memo: Number						*(16.0%)*	*(13.8%)*	*0.86*	*0.86*	*37.5%*

Net Debt/ Total Capital	Net Debt/ Equity	Median Unlevered β	Levered β[5]	Cost of Equity[6]
(10.0%)	(9.1%)	0.80	0.80	10.2%
(5.0%)	(4.8%)	0.80	0.80	10.2%
0.0%	0.0%	0.80	0.80	10.2%
5.0%	5.3%	0.80	0.83	10.4%
10.0%	11.1%	0.80	0.86	10.6%

Weighted Average Cost of Capital with Pre-Tax / After Tax Cost of Debt Of:				
4.0%	5.0%	6.0%	7.0%	8.0%
2.5%	*3.1%*	*3.8%*	*4.4%*	*5.0%*
10.2%	10.2%	10.2%	10.2%	10.2%
10.2%	10.2%	10.2%	10.2%	10.2%
10.2%	10.2%	10.2%	10.2%	10.2%
10.0%	10.0%	10.0%	10.1%	10.1%
9.7%	9.8%	9.9%	9.9%	10.0%

LAZARD

Preliminary Weighted Average Cost of Capital Analysis
APPENDIX
PROJECT NUMBER

Source: Public filings, Bloomberg, Ibbotson, Barra, Capital IQ and Factset.
Note:  Total Capital = Net Debt + Equity Value.
Note:   In situations where net debt is negative, the ratio of Net Debt/Equity Value is assumed to be zero for the purpose of unlevering beta. Therefore the unlevered beta is set to equal the levered beta.
(1) Represents Family Dollar’s current share price. On 2/15/11, Nelson Peltz made an unsolicited offer to acquire the company. This offer was subsequently rejected by the Board on March 3rd, 2011.
(2) Barra Predicted Beta as of 6/30/2011.
(3) Unlevered Beta = Levered Beta / [1 + (1 - Tax Rate) * Debt / Equity Value].
(4) Based on company filings and Wall Street research.
(5) Levered Beta = Unlevered Beta * [1 + (1 - Tax Rate) * Debt / Equity Value].
(6) Cost of Equity = Rr + Levered Beta * Equity Risk Premium + Equity Size Premium.

Year Deal Announced	# of Transactions		Premium Paid Prior to Announcement Date		
			1 Day	1 Week	1 Month
2009	33	Median	33%	39%	32%
		Mean	41%	49%	35%
2010	73	Median	33%	38%	30%
		Mean	34%	42%	32%
2011 YTD[(1)]	16	Median	30%	31%	27%
		Mean	35%	36%	30%

Lazard

Premiums Paid Analysis
APPENDIX
PROJECT NUMBER
Source: Capital IQ.
Note: Screening criteria includes only closed transactions greater than $500 million that were announced since January 1, 2009; where target was U.S. based and consideration paid was all cash.
(1)  YTD through July 11, 2011.